EXHIBIT 5.1


                               December 31, 1997



UST Corp.
40 Court Street
Boston, MA  02108

Re:   UST CORP. REGISTRATION STATEMENT ON FORM S-8
      RELATING TO 125,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

This opinion is rendered to you in connection with the filing by UST Corp., a Massachusetts corporation (the "Corporation") of its Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, relating to the registration under the Securities Act of 1933 of 125,000 shares of the Corporation's Common Stock, par value $0.625 per share (the "Common Stock"), filed with Securities and Exchange Commission on December 31, 1997, to be acquired by the Corporation's Employee Savings Plan (the "Plan").

In rendering this opinion as General Counsel of the Corporation, I and an attorney in my office acting under my direction have participated with the Corporation and its officers in the preparation, review and filing of the Registration Statement and the related prospectus (the "Prospectus"), have examined other corporate documents and records, have made such examination of law, and have discussed with the officers and directors of the Corporation and its subsidiaries such questions of fact as we have deemed necessary or appropriate. We have also relied upon certificates and statements of such officers and directors as to factual matters and have assumed the genuineness of all signatures not known to us as well as the authenticity of all documents submitted to us as copies.

Subject to the foregoing and to the proposed additional proceedings being taken as now contemplated prior to the issuance of the Common Stock, it is my opinion that the Common Stock to be acquired by the Plan has been or will have been duly authorized and that such shares of Common Stock are or will be validly issued, fully paid and non-assessable.


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I hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement and to the use of my name in the Registration Statement and the related Prospectus.

Very truly yours,

/s/ Eric R. Fischer

Eric R. Fischer,
Executive Vice President,
General Counsel and Clerk